UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________
FORM 8-K
_________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2020
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 Codexis, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive
Redwood City, CA 94063
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code (650) 421-8100
Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading	Name of Each Exchange on Which Registered
Symbols(s)
Common Stock, par value $0.0001 per share	CDXS	The Nasdaq Global Select Market
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02	Results of Operations and Financial Condition.
On August 6, 2020, Codexis, Inc. (the “Company”) announced its financial results for the quarter ended June 30, 2020. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on August 5, 2020, the Company’s Board of Directors (the “Board”) increased the size of the Board from eight to nine members and appointed Jennifer Aaker, Ph.D. as a Class II director, with an initial term expiring at the Company’s 2021 annual meeting of stockholders. The Board has determined that Dr. Aaker is independent as defined in Listing Rule 5605 of The Nasdaq Stock Market LLC for purposes of serving on the Board. Committee appointments for Dr. Aaker have not been determined.

Dr. Aaker will receive compensation as provided in the Company's non-employee director compensation policy. Dr. Aaker will receive an annual cash retainer of $50,000 per year for her service as a member of the Board and additional annual retainers for committee service. Under the Company’s non-employee director compensation policy, upon her appointment to the Board, Dr. Aaker received a grant of $200,000 of shares of restricted common stock under the Company’s 2019 Incentive Award Plan (the “Plan”), which amounted to 15,540 shares (the “Initial Award”). The restricted stock subject to the Initial Award will vest as to one-third of the shares on each anniversary of the grant date, subject to Dr. Aaker’s continued service to the Company through each such vesting date. In addition, following each annual meeting of the Company’s stockholders, Dr. Aaker will receive a grant of $100,000 of restricted common stock under the Plan, provided that, as of the date of such annual meeting of stockholders, Dr. Aaker has served on the Board for at least six months, and provided further that as of such date she continues to serve on the Board (the “Annual Award”). The restricted common stock subject to the Annual Award will vest as to all of the shares on the earlier of the first anniversary of the grant date or the next annual meeting of the Company’s stockholders, subject to Dr. Aaker’s continued service through such vesting date.

The Company expects to enter into the Company's standard indemnification agreement with Dr. Aaker.

Item 9.01	Financial Statement and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release dated August 6, 2020 relating to the financial results for the quarter ended June 30, 2020.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 6, 2020

CODEXIS, INC.

By:	/s/ Ross Taylor
Name:	Ross Taylor
Title:	Senior Vice President and Chief Financial Officer